UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2007

RedRoller Holdings, Inc.

(f/k/a Aslahan Enterprises Ltd.)
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

On November 13, 2007, RedRoller Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Form 8-K”), with respect to, amongst other things, (i) the Company’s entering into an Agreement and Plan of Merger and Reorganization, dated as of November 13, 2007, with RedRoller Acquisition Corp. (“Acquisition Sub”), a Delaware corporation and wholly-owned subsidiary of the Company, and RedRoller, Inc., a Delaware corporation (“RedRoller”), whereby Acquisition Sub was merged with and into RedRoller, and RedRoller became a wholly-owned subsidiary of the Company, and (ii) the contemporaneous issuance of shares of common stock and five-year redeemable warrants of the Company in a private placement transaction.

The Company is  filing this amendment to the Form 8-K for the purpose of replacing Exhibits 10.2, 10.5 and 10.17 to the Form 8-K, which such Exhibits were filed in draft form, with Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01   Financial Statements and Exhibits.
(c)     Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report:

Exhibit No.	Description

10.1	Form of Warrant of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC.

10.2
Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), the investors in the Private Placement and Joseph Gunnar & Co., LLC.

10.3
Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     November 20, 2007

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
William Van Wyck
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Warrant of RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC.

10.2
Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.), the investors in the Private Placement and Joseph Gunnar & Co., LLC.

10.3
Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. (f/k/a Aslahan Enterprises Ltd.) and each of the investors in the Private Placement.